UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2020

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland D04 C5Y6
(Address of principal executive offices)

Registrant's telephone number, including area code: + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.01 par value	ALKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)On May 20, 2020, at the annual general meeting of shareholders (the “Annual Meeting”) of Alkermes plc (the “Company”), the Company’s shareholders approved the Alkermes plc 2018 Stock Option and Incentive Plan, as amended (the “2018 Plan”).  This approval served to, among other things, increase the number of ordinary shares authorized for issuance under the plan by the sum of the following: (i) 10,000,000 new shares; (ii) the number of shares remaining available for grant under the Alkermes plc 2011 Stock Option and Incentive Plan, as amended (the “2011 Plan”) as of the Annual Meeting (which shares ceased to be available for grant under the 2011 Plan as of the Annual Meeting); and (iii) the number of shares underlying any outstanding awards granted under the 2011 Plan or the Alkermes plc Amended and Restated 2008 Stock Option and Incentive Plan, as amended, in each case that are forfeited, canceled, repurchased or otherwise terminated (other than by exercise) from and after the date of the Annual Meeting, as such shares may become available from time to time.

The preceding summary is not intended to be complete and is qualified in its entirety by reference to the 2018 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 20, 2020, the Company held its Annual Meeting. The final voting results for the Annual Meeting are as follows:

1.

Shareholders elected Shane M. Cooke as a Class III director to serve for a three-year term expiring at the Company’s annual general meeting of shareholders in 2023 or until his respective successor is elected and shall qualify, with the votes cast as follows: 106,162,452 votes for; 27,166,407 votes against; 128,743 votes abstaining; and 11,236,127 broker non-votes.

Shareholders elected Richard B. Gaynor, M.D. as a Class III director to serve for a three-year term expiring at the Company’s annual general meeting of shareholders in 2023 or until his respective successor is elected and shall qualify, with the votes cast as follows: 131,886,912 votes for; 1,441,943 votes against; 128,747 votes abstaining; and 11,236,127 broker non-votes.

Shareholders elected Paul J. Mitchell as a Class III director to serve for a three-year term expiring at the Company’s annual general meeting of shareholders in 2023 or until his respective successor is elected and shall qualify, with the votes cast as follows: 106,796,769 votes for; 26,515,192 votes against; 145,641 votes abstaining; and 11,236,127 broker non-votes.

Shareholders elected Richard F. Pops as a Class III director to serve for a three-year term expiring at the Company’s annual general meeting of shareholders in 2023 or until his respective successor is elected and shall qualify, with the votes cast as follows: 104,654,786 votes for; 27,424,136 votes against; 1,378,679 votes abstaining; and 11,236,128 broker non-votes.

2.

Shareholders approved, in a non-binding, advisory vote, the compensation of the Company’s named executive officers, with the votes cast as follows: 88,228,699 votes for; 38,367,817 votes against; 6,861,085 votes abstaining; and 11,236,128 broker non-votes.

3.

Shareholders ratified, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as the independent auditor and accounting firm of the Company, and authorized, in a binding vote, the Audit and Risk Committee of the Board of Directors of the Company to set the independent auditor and accounting firm’s remuneration, with the votes cast as follows: 143,979,080 votes for; 589,581 votes against; and 125,068 votes abstaining.

4.	Shareholders approved the 2018 Plan, with the votes cast as follows: 96,773,825 votes for; 36,540,531 votes against; 143,245 votes abstaining; and 11,236,128 broker non-votes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description

10.1	Alkermes plc 2018 Stock Option and Incentive Plan, as amended.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: May 20, 2020	By:	/s/ David J. Gaffin
David J. Gaffin
Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary

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